United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 5, 2021

Date of Report (Date of earliest event reported)

AGBA Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38909	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1108, 11th Floor, Block B New Mandarin Plaza, 14 Science Museum Road Tsimshatsui East, Kowloon, Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: +852 6872 0258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, one Redeemable Warrant to acquire one-half of one Ordinary Share, and one Right to acquire one-tenth (1/10) of an Ordinary Share	AGBAU	NASDAQ Capital Market
Ordinary Shares	AGBA	NASDAQ Capital Market
Warrants	AGBAW	NASDAQ Capital Market
Rights	AGBAR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 5, 2021, AGBA Acquisition Limited (the “Company” or “AGBA”) held its extraordinary general meeting of shareholders (the “Meeting”). On January 12, 2021, the record date for the Meeting, there were 5,795,000 AGBA ordinary shares entitled to be voted at the Meeting, 78.33% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of AGBA’s shareholders at the Meeting are as follows:

1.	Charter Amendment

Shareholders approved the proposal to amend (the “Charter Amendment”) the Company’s amended and restated memorandum and articles of association to extend the date by which the Company has to consummate a business combination three times for three additional months each time from February 16, 2021 to November 16, 2021. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,673,588	6,389	0	0

2.	Trust Amendment

Shareholders approved the proposal to amend (the “Trust Amendment”) the Company’s investment management trust agreement, dated as of May 14, 2019 and as amended, by and between the Company and Continental Stock Transfer & Trust Company to allow the Company to extend the time to complete a business combination four times for one month each time from February 16, 2021 to November 16, 2021. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,673,588	6,389	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2021	AGBA ACQUISITION LIMITED

	By:	/s/ Gordon Lee
	Name:	Gordon Lee
	Title:	Chief Executive Officer

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